SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  April 14, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
      ------------------------------       -------------------------------
     (State or other jurisdiction of      (IRS Employer Identification No.)
      incorporation or organization)



          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
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     (Address of Principal Executive                (Zip Code)
      Offices)



              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122




                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5.  OTHER EVENTS
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Foreland Corporation announced on April 14, 1998 today that gross daily production from the Company's Eagle Springs and Ghost Ranch fields has increased by 50% over year end 1997 production rates and the drilling of the first two wells in the 1998 multi-well drilling program is now complete.

Foreland management reported that daily production increased from 510 BOPD to approximately 775 BOPD due to the Enhanced Oil Recovery (EOR) project's initial response at Eagle Springs and operational improvements including water disposal at Ghost Ranch. The Company intends to continue to increase revenues, production, and reserves through EOR and development of Eagle Springs and aggressively pursue its exploration objectives.

The Eagle Springs #44-35 development well is now being completed for production. This is the ninth straight development well placed into production after completing 3D seismic over the Eagle Springs field. A step-out well #14-35 reached final depth April 12, 1998. This well was located to test a west block adjacent to the producing Eagle Springs field. The targeted formations were encountered at the expected depths with oil shows, however after review of the logs it was determined that the reservoir quality was marginal and this well will be plugged.

The Sand Dune #88-35 exploration well is scheduled to start drilling this week. This 3D seismic defined exploratory well will test multiple objectives. This prospect is located adjacent to the Eagle Springs and Ghost Ranch fields. Foreland's discovery of the Ghost Ranch field was Nevada's first 3D defined exploration success.

Foreland also announced it has completed its due diligence including an environmental impact study regarding its option to purchase the Petro Source assets. Management of Foreland believes that the acquisition of the Petro Source refining and transportation business is a strategic move in providing multiple profit centers and price protection through integration and anticipates completing this acquisition during the second quarter.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 1998

                                          FORELAND CORPORATION



                                          By /s/ N. Thomas Steele, President


















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